UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    September 11, 2015

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2015, Pepco Holdings, Inc. (PHI) entered into an Employment Extension Agreement with Kevin C. Fitzgerald, its Executive Vice President and General Counsel (the “Extension Agreement”). The Extension Agreement extends his employment to June 30, 2016, or, if earlier, (i) the closing date of the pending merger of PHI and Exelon Corporation pursuant an Agreement and Plan of Merger, dated as of April 29, 2014, among PHI, Exelon Corporation and Purple Acquisition (as amended as of July 18, 2014, the “Merger Agreement”) or (ii) the date that is six months after the termination of the Merger Agreement (the “Extension Period”).

       The Extension Agreement takes effect on September 17, 2015, the expiration date of Mr. Fitzgerald’s existing Employment Agreement, dated as of September 7, 2012 (the “Employment Agreement”).  The Extension Agreement provides that during the Extension Period the terms of Mr. Fitzgerald’s employment arrangements will remain the same as those in effect under his existing Employment Agreement, including the following compensatory arrangements:

•	An annual base salary of $563,000.

•
Participation (i) the PHI Amended and Restated Annual Executive Incentive Compensation Plan, with a target award equal to 60% of annual base salary, and (ii) the PHI 2012 PHI Long-Term Incentive Plan, with target award equal to 125% of annual base salary.

•
Participation in the PHI Amended and Restated Change in Control / Severance Plan, under which Mr. Fitzgerald is entitled to (i) a severance payment in the amount equal to three times the sum of his (A) annual salary and (B) target annual bonus if his employment is terminated without cause or if he elects to terminate his employment for good reason within two years after a change in control and (ii) a severance payment equal to the sum of his (A) annual salary and (B) target annual bonus if his employment is terminated by PHI without cause or his employment is not continued after the end of the Extension Period.

•
Participation in a manner similar to other senior executives of the Company of comparable rank, in retirement plans, supplemental retirement plans, savings plans, deferred compensation plans, health, welfare and insurance plans, and other plans and programs provided by the Company from time to time for its senior executives of comparable rank.

The foregoing description of the material terms and conditions of the Extension Agreement is qualified by reference to a copy of the Extension Agreement attached as Exhibit 10 to this Current Report on Form 8-K:

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibit is filed herewith:

		Exhibit No.	Description of Exhibit

		10	Extension Agreement, dated as of September 11, 2015, by and between PHI and Kevin C. Fitzgerald

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	September 11, 2015	/s/ FRED BOYLE
Name: Frederick J. Boyle Title: Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

10	Extension Agreement, dated as of September 11, 2015, by and between PHI and Kevin C. Fitzgerald